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                                                                    EXHIBIT 99.1


(CAMERON HIGHWAY OIL
PIPELINE COMPANY LOGO)                                                      NEWS
                                                           For Immediate Release



           CAMERON HIGHWAY OIL PIPELINE COMPANY EXECUTES AN AGREEMENT SECURING OIL PRODUCTION FROM THE CONSTITUTION FIELD IN THE
                                 GULF OF MEXICO

HOUSTON, JULY 15, 2004--Cameron Highway Oil Pipeline Company, a venture jointly owned by GulfTerra Energy Partners, L.P. (NYSE: GTM) and Valero Energy Corporation (NYSE: VLO), has executed an agreement with Kerr-McGee Oil and Gas Corporation, a wholly owned affiliate of Kerr-McGee Corp. (NYSE: KMG), for the dedication and movement of crude oil production from the Constitution and Ticonderoga fields, along with other future potential production from several undeveloped blocks in the south Green Canyon area of the deepwater trend of the Gulf of Mexico.

Under the terms of the agreement, production from Kerr-McGee's interest in Constitution, Ticonderoga and surrounding undeveloped blocks is dedicated to the Cameron Highway Oil Pipeline System for the life of the reserves. GulfTerra will install, own and operate a new 70-mile, 16-inch oil gathering pipeline with a minimum capacity of 80,000 barrels per day that will connect the field with the Cameron Highway Oil Pipeline at the Ship Shoal 332B platform. First production from the Constitution platform is expected in mid-2006.

The Cameron Highway Oil Pipeline System, expected to be completed in the fourth quarter of this year, will be a 390-mile crude oil pipeline system with a capacity of approximately 500,000 barrels of oil per day. The 30-inch diameter pipeline segment of the system begins at Cameron Highway's new Ship Shoal 332B platform located 75 miles south of the Louisiana coastline in the Gulf of Mexico and runs west 113 miles along the Outer Continental Shelf to GulfTerra's Garden Banks 72 hub platform. From Garden Banks 72, the pipeline goes northwest to the new High Island A-5 platform, from which two 24-inch pipeline segments will deliver oil to multiple delivery points in Texas City and Port Arthur, Texas.

The Cameron Highway Oil Pipeline System was designed to gather crude oil production from the prolific Green Canyon and Garden Banks areas of the central Gulf of Mexico and deliver it to Texas crude oil markets. The project was announced in February 2002 after production from the Holstein, Mad Dog and Atlantis deepwater trend discoveries was dedicated to the Cameron Highway Oil Pipeline System. Construction has been ongoing since mid-2003 and is nearly complete, with only the High Island A-5 deck installation, platform connections and system testing and linefill procedures remaining.


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"The dedication of Kerr-McGee's reserves from Constitution, Ticonderoga and the surrounding area demonstrates that Cameron Highway is an attractive option for deepwater trend producers seeking a market outlet for their production in the Texas Gulf Coast markets," said Robert G. Phillips, chairman and chief executive officer of GulfTerra Energy Partners. "With seven delivery points in the Texas City and Port Arthur areas, the Cameron Highway Oil Pipeline System offers producers the most direct route to refining and transportation facilities in Texas."

Bill Greehey, Valero's chairman and chief executive officer, said, "It's exciting that Cameron Highway has already secured another major shipper of crude oil before the pipeline has even come on line. Cameron Highway gives producers easy access to Texas refineries and enables these refiners to secure a stable source of high-quality domestic crude oil at a savings, compared to foreign-sourced alternatives. Not only does Valero benefit because the pipeline can supply several of our refineries, but we also benefit because the partnership is expected to generate a steady flow of income."

GulfTerra Energy Partners, L.P. is one of the largest publicly traded master limited partnerships with interests in a diversified set of midstream assets located both offshore and onshore. Offshore, the partnership operates natural gas and oil pipelines and platforms and is an industry leader in the development of midstream infrastructure in the deepwater trend of the Gulf of Mexico. Onshore, GulfTerra is a leading operator of intrastate natural gas pipelines, natural gas gathering and processing facilities, natural gas liquids transportation and fractionation assets, and salt dome natural gas and natural gas liquids storage facilities. Visit GulfTerra Energy Partners on the web at www.gulfterra.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and annual revenues of more than $38 billion. The company owns and operates 15 refineries throughout the United States, Canada and the Caribbean. Valero's refineries have a combined throughput capacity of approximately 2.5 million barrels per day, which represents approximately 12 percent of the total U.S. refining capacity. Valero is also one of the nation's largest retail operators with more than 4,500 retail outlets in the United States, Canada and the Caribbean under various brand names including Diamond Shamrock, Ultramar, Valero and Beacon. For more information, please visit www.valero.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------
This release includes forward-looking statements and projections. The partnership has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors, including the integration of acquired businesses, pending merger with a subsidiary of Enterprise Products Partners, L.P., status of the partnership's greenfield projects, successful negotiation of customer contracts, and general economic and weather conditions in markets served by GulfTerra Energy Partners and its affiliates, could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the partnership makes these statements and projections in good faith, neither the partnership nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the partnership's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.


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Statements contained in this press release that state the company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "believe," "expect," "should," "estimates," and other similar expressions identify forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the company's annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the company's web site at http://www.valero.com. These factors include potential changes in gasoline, crude oil, distillate and other commodity prices, varying market conditions, actions of government, hostilities in oil producing regions, adverse rulings in litigation and potential delays or other changes in work and repair schedules. The company undertakes no obligation to update or publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or which the company becomes aware of after the date of this release or to reflect the occurrence of unanticipated events.


GULFTERRA ENERGY PARTNERS, L.P. CONTACT
Investor Relations and MLP Finance
Andrew Cozby, Director
Office: (832) 676-5315
Fax: (832) 676-1671


VALERO ENERGY CORPORATION CONTACT
Corporate Communications
Mary Rose Brown, Senior Vice President
Office: (210) 370-2314
Fax: (210) 370-2327